December 28, 1995

Securities and Exchange Commission
450 Fifth Street, N. W.
Judiciary Plaza
Washington, D. C. 20549

Re:  United Vanguard Fund, Inc.
     File Nos. 2-31618 and 811-1806/CIK No. 101868

Dear Sir or Madam:

We are hereby transmitting for filing through EDGAR Post-Effective Amendment No. 54 to the Registration Statement under the Securities Act of 1933 and Amendment No. 24 under the Investment Company Act of 1940 for the above-referenced Fund.

This filing is being made pursuant to paragraph (b) of Rule 485. It is proposed that this filing will become effective on December 31, 1995.

If you have any questions, please contact me at (913) 236-1923.

Very truly yours,



Sheryl Strauss
Assistant Secretar